Exhibit 10.32
EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT
made by
GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
and certain of its Subsidiaries
in favor of
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
Dated as of March 16, 2007

i

ii

SCHEDULES

Schedule 1	Notice Addresses of Guarantors
Schedule 2	Description of Pledged Investment Property
Schedule 3	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office
Schedule 5	Location of Inventory and Equipment
Schedule 6	Copyrights, Patents, Trademarks, Intellectual Property Licenses and Other Intellectual Property
Schedule 7	Beneficiary of Letters of Credit

EXHIBITS

Exhibit A	Acknowledgment and Consent
Exhibit B-1	Intellectual Property Security Agreement
Exhibit B-2	After-Acquired Intellectual Property Security Agreement
Exhibit C	Intercompany Subordinated Demand Promissory Note
Annex I	Assumption Agreement

i

GUARANTEE AND COLLATERAL AGREEMENT
          GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 16, 2007, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of March 16, 2007 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among GNC CORPORATION, a Delaware corporation (“Holdings”), GENERAL NUTRITION CENTERS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), J.P. MORGAN SECURITIES INC. and GOLDMAN SACHS CREDIT PARTNERS L.P., as joint lead arrangers and joint bookrunners (in such capacities, the “Arrangers”), GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent (in such capacity, the “Syndication Agent”), the Administrative Agent and MERRILL LYNCH CAPITAL CORPORATION and LEHMAN COMMERCIAL PAPER INC., as documentation agents (in such capacity, the “Documentation Agents”), and (ii) the other Secured Parties (as hereinafter defined).
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;
          NOW, THEREFORE, in consideration of the premises and to induce the Arrangers, the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION 1. DEFINED TERMS
          1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Account Debtor, Authenticate, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Instruments, Inventory, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.
          (a) The following terms shall have the following meanings:
     “Agreed Unperfected Collateral”: (a) deposit accounts holding or constituting (i) cash deposits permitted by Section 6.3(d) of the Credit Agreement, (ii) collection and disbursement accounts maintained as provided in Section 5.12(b) and (c), or (iii) payroll, tax withholding and trust accounts maintained in the ordinary course of business, (b) solely to the extent not required to be perfected pursuant to Section 5.11, Vehicles, (c) Intellectual Property owned by any Grantor which is registered in a country other than the United States to the extent that perfection in such Intellectual Property requires filing in such other country, (d) any leasehold estate in a retail store and (e) as of any date of determination, any other Collateral which cannot be perfected by the filing of a financing statement under the UCC as to which the Administrative Agent has agreed in writing that it does not at such time require the perfection of its security interest therein, however, that it is understood and agreed that regardless of whether constituting Agreed Unperfected Collateral, (x) the Administrative Agent shall have a valid security interest in the property described in clauses (a), (b), (c) and (d) above and (y) such security interest in the property described in clauses (a), (b), (c) and (d) above shall be perfected to the extent such property constitutes Proceeds of any other Collateral and such Proceeds are perfected under Section 9-315 of the Uniform Commercial Code as in effect in any relevant jurisdiction.
     “Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.
     “Applicable Date”: means with respect to any Grantor, (i) the date of this Agreement if such Grantor is a party hereto on the Closing Date, (ii) the date on which an Assumption Agreement is executed and delivered by such Grantor if such Grantor is not a party hereto on the Closing Date, and (iii) the date on which the Borrower or such Grantor is required to provide updates to the Schedules to this Agreement with respect to such Grantor pursuant to Section 5.2 or Section 5.10 of the Credit Agreement.

     “Borrower Obligations”: the collective reference to the Obligations (as defined in the Credit Agreement).
     “Collateral”: as defined in Section 3.
     “Collateral Account”: any collateral deposit account established by the Administrative Agent to hold cash pending application to the Obligations.
     “Copyright Licenses”: any written agreement providing for the granting by or to any Grantor of any right in or to any Copyright, including, without limitation, those listed in Schedule 6.
     “Copyrights”: (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations, copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 6, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
     “Deposit Account”: (i) all “deposit accounts” as defined in Article 9 of the Uniform Commercial Code in effect in the state of New York on the date hereof, (ii) all other accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts) and (iii) shall include, without limitation, all of the accounts listed on Schedule 2 hereto under the heading “Deposit Accounts” (as such schedule may be amended from time to time) and all Collateral Accounts together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.
     “Excluded Assets”: (i) any lease, license, contract, property right or agreement to which any Grantor is a party or any of its rights or interests or other General Intangibles arising thereunder if and only for so long as the grant of a security interest hereunder (x) is prohibited by any Requirement of Law of a Governmental Authority or (y) shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such Requirement of Law or term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i)(y) above, and (ii) 35% of the total outstanding Excluded Foreign Subsidiary Voting Stock issued by a Foreign Subsidiary that is (x) treated for United States federal tax purposes as a corporation or (y) any entity owned directly or indirectly by another entity that is treated as a corporation for such purposes and not formed under the laws of the United States of America or a State of the United States of America or the District of Columbia.
     “Excluded Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.
     “General Intangibles”: all “general intangibles” as such term is defined in Section 9-102(a)(42) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Hedge Agreements and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.
     “Governmental Authority”: a federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.
     “Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).
     “Guarantors”: the collective reference to each Grantor other than the Borrower.
     “Insurance”: shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof) and (ii) any key man life insurance policies.
     “Intellectual Property”: the collective reference to all rights relating to intellectual property, whether arising under United States federal or state laws, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries, including, without limitation, the subordinated Intercompany Note in the form attached as Exhibit C (the “Subordinated Intercompany Note”).
     “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined, all Pledged Securities, all Pledged Security Entitlements and all Pledged Commodity Contracts.
     “Issuers”: the collective reference to each issuer of a Pledged Security.
     “Material Contracts”: any other contract, lease, license, indenture, agreement, commitment or other arrangement (other than the Credit Agreement, other Loan Documents and Note Documentation), whether or not in writing, to which the Borrower or any Guarantor is a party with respect to which breaches, performances, nonperformances, cancellations or failures to review by any party thereto singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.
     “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.
     “Patent License”: all agreements, whether written or oral, providing for the granting by or to any Grantor of any right in or to a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.
     “Patents”: (i) all United States and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 6, and all certificates of invention or similar property rights (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (v) all reissues, divisions, reexaminations, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

     “Pledged Capital Stock”: shall mean all shares or other equity interests constituting Capital Stock now owned or hereafter acquired by such Grantor, including, without limitation, all shares of Capital Stock described on Schedule 2 hereto (as such schedule may be amended from time to time), and the certificates, if any, representing such Capital Stock and any interest of such Grantor in the entries on the books of the issuer of such Capital Stock and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock and any other warrant, right or option to acquire any of the foregoing.
     “Pledged Commodity Contracts”: all commodity contracts listed on Schedule 2 (as such Schedule may be amended from time to time) and all other commodity contracts to which any Grantor is party from time to time.
     “Pledged Debt Securities”: all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed on Schedule 2, (as such Schedule may be amended from time to time) together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.
     “Pledged Notes”: all promissory notes now owned or hereafter acquired by any Grantor including, without limitation, those listed on Schedule 2 (as such Schedule may be amended from time to time) and all Intercompany Notes at any time issued to any Grantor.
     “Pledged Securities”: the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Capital Stock.
     “Pledged Security Entitlements”: all security entitlements with respect to the financial assets listed on Schedule 2 (as such Schedule may be amended from time to time) and all other security entitlements of any Grantor.
     “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
     “Receivable”: all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.
     “Secured Parties”: collectively, the Arrangers, the Administrative Agent, the Syndication Agent, the Lenders and, with respect to any Specified Hedge Agreement or Cash Management Obligations, any Qualified Counterparty that has agreed to be bound by the provisions of Section 7.2 hereof as if it were a party hereto and by the provisions of Section 8 of the Credit Agreement as if it were a Lender party thereto; provided that no Qualified Counterparty shall have any rights in connection with the management or release of any Collateral or the obligations of any Guarantor under this Agreement.
     “Securities Act”: the Securities Act of 1933, as amended.
     “Trademark License”: any agreement, whether written or oral, providing for the granting by or to any Grantor of any right in or to any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.
     “Trademarks”: (i) all United States, state and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.
     “Trade Secret License”: any agreement, whether written or oral, providing for the granting by or to any Grantor of any right in or to any Trade Secret, including, without limitation, any of the foregoing referred to in Schedule 6.
     “Trade Secrets”: (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, formulae, parts, diagrams, drawings, specifications, blue prints, lists of materials, and production manuals, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.
     “Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title law of any jurisdiction and all tires and other appurtenances to any of the foregoing.
          1.2. Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (b) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
          (c) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations or the Borrower Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations (excluding Obligations in respect of any Specified Hedge Agreements and contingent reimbursement and indemnification obligations, in each case, that are not due and payable at or prior to the time the Commitments have expired or have been terminated), the Loans and Reimbursement Obligations have been paid in full and all Letters of Credit have been discharged or cash collateralized in accordance with Section 2.8(j) of the Credit Agreement or backed (in a manner reasonably satisfactory to the relevant Issuing Bank) with another letter of credit.
SECTION 2. GUARANTEE
          2.1. Guarantee.
          (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
          (b) If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

          (c) Each Guarantor agrees that Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.
          (d) The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of the Obligations, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.
          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full.
          2.2. Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:
          (a) If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan made to the Borrower or a Letter of Credit issued for account of the Borrower, the Borrower shall not be entitled (A) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (B) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.
          (b) If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.
          (c) If and whenever (after payment in full of the Obligations) any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.2(a) and 2.2(b), such Grantor shall be entitled, subject to and upon payment in full of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement or any other Loan Document. Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then (after payment in full of the Obligations) the Administrative Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument reasonably satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.
          (d) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.
          (e) The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.
          (f) Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).
          2.3. Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders under the Credit Agreement or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
          2.4. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance other than the express written release of such Guarantor from this Agreement by the Administrative Agent pursuant to and to the extent set forth in Section 9.14 of the Credit Agreement. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          2.5. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
          2.6. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent in New York, NY.
SECTION 3. GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL
          (a) Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in and to all of its personal property, including, without limitation, the following property, in each case, wherever located and whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Deposit Accounts;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all General Intangibles;

(vii)	all Instruments;

(viii)	Insurance;

(ix)	all Intellectual Property;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all Letter of Credit Rights;

(xiii)	all Money;

(xiv)	all Vehicles;

(xv)	all Goods not otherwise described above;

(xvi)	any Collateral Account;
             (xvii) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and
             (xviii) to the extent not otherwise included, all other personal property of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing.
          Notwithstanding anything to the contrary in this Agreement, (i) none of the Excluded Assets shall constitute Collateral and (ii) there shall be no requirement on any Grantor to grant or maintain a perfected security interest in, or Lien on, any Agreed Unperfected Collateral.
          (b) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any Secured Party, (ii) each Grantor shall remain liable under and each of the agreements included in the Collateral, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Administrative Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral and (iii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES
          To induce the Arrangers, the Administrative Agent, the Syndication Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Parties that:
          4.1. Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 3 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s or Holdings’ knowledge shall, for the purposes of this Section 4.l, be deemed to be a reference to such Guarantor’s knowledge.
          4.2. Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person except for Permitted Liens. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are not prohibited by the Credit Agreement.
          4.3. Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute valid security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable against each applicable Grantor in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought in proceedings in equity or at law)) and, other then with respect to Agreed Unperfected Collateral, upon completion of the filings and other actions specified on Schedule 3 (all of which, in the case of all filings and other documents referred to on said Schedule, except as otherwise provided in Section 4.3 or 5.14 of the Credit Agreement, have been delivered to the Administrative Agent in duly completed and duly executed form, as applicable, and may be filed by the Administrative Agent at any time after the effectiveness of the Credit Agreement) and payment of all filing fees, will be perfected and are prior to all other Liens on the Collateral except for Permitted Liens. Without limiting the foregoing, and to the extent required by Section 5.2, each Grantor has taken all actions necessary, including without limitation those specified in Section 5.2 to: (i) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the UCC), (ii) establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (except Deposit Accounts constituting Agreed Unperfected Collateral), (iii) establish the Administrative Agent’s “control” (within the meaning of Section 9-107 of the

UCC) over all Letter of Credit Rights, (iv) establish the Administrative Agent’s control (within the meaning of Section 9-105 of the UCC) over all Electronic Chattel Paper and (v) establish the Administrative Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transaction Act as in effect in the applicable jurisdiction “UETA”) over all “transferable records” (as defined in UETA).
          4.4. Name; Jurisdiction of Organization, etc. On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 4, the jurisdiction of each such Grantor’s organization of formation is required to maintain a public record showing the Grantor to have been organized or formed. Except in connection with the Merger Transactions or as specified on Schedule 4, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated.
          4.5. Inventory and Equipment. (a) On the date hereof, the warehouses, distribution centers and locations of material Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5. Within the five years preceding execution of this Agreement, such Grantor has not changed the location of any warehouses or distribution centers except (i) in connection with the opening, closing or relocation of stores in the ordinary course of business or (ii) as disclosed on Schedule 5;
          (b) Except for exceptions to the following that could not reasonably be expected to have a material adverse effect, any Inventory now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and
          (c) None of the Inventory or Equipment with a fair market value in excess of $500,000 is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or is otherwise in the possession of any bailee or warehouseman, other than such Inventory as to which the Administrative Agent has been provided with written notice thereof pursuant to Section 5.7(a) and as to which such Grantor has complied with its obligations under Section 5.13 of the Credit Agreement.
          4.6. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
          4.7. Investment Property. (a) Schedule 2 hereto (as such schedule may be amended from time to time) sets forth as of the most recent Applicable Date with respect to such

Grantor under the heading “Pledged Capital Stock” all of the Pledged Capital Stock owned by any Grantor and such Pledged Capital Stock constitutes the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. Schedule 2 hereto (as such schedule may be amended from time to time) sets forth as of the most recent Applicable Date with respect to such Grantor under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor and, to the Grantors’ knowledge, all of such Pledged Debt Securities and Pledged Notes (i) are the legal, valid and binding obligation of the issuers thereof enforceable against the Grantors in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and general equitable principals (whether considered in a proceeding in equity or at law) and (ii) are not in default, except for defaults which individually or in the aggregate would not have a material adverse effect on the value of the Collateral, taken as a whole; and such Pledged Debt Securities and Pledged Notes constitute all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. Schedule 2 hereto (as such schedule may be amended from time to time) sets forth as of the most recent Applicable Date with respect to such Grantor under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts (other than Deposit Accounts constituting Agreed Unperfected Collateral) in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account or any securities, commodities or other property credited thereto;
          (a) The shares of Pledged Capital Stock pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Excluded Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.
          (b) All the shares of the Pledged Capital Stock have been duly and validly issued and are fully paid and nonassessable.
          (d) None of the Pledged Capital Stock consisting of partnership interests or limited liability company interests are or represent interests in issuers that are: (a) registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted for their interests to be treated as securities under the UCC.
          (c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens, except Permitted Liens and, as of the date hereof, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Capital Stock.

          (d) Each Issuer that is not a Grantor hereunder has executed and delivered to the Administrative Agent an Acknowledgment and Agreement, in substantially the form of Exhibit A, to the pledge of the Pledged Securities pursuant to this Agreement.
          4.8. Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Administrative Agent or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the New York UCC) of the Administrative Agent.
          (a) None of the obligors in excess of $10,000,000 in the aggregate on any Receivables is a Governmental Authority.
          (b) To such Grantor’s knowledge, each Receivable in excess of $1,000,000 is and will be (i) the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor and (ii) enforceable by such Grantor against such Account Debtor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
          (c) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.
          4.9. Contracts. Each Material Contract included in the Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor party thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
          4.10. Intellectual Property. (a) Schedule 6 lists as of the most recent Applicable Date (i) all issued patents and pending patent applications, all registered copyrights and pending copyright applications, and all trademarks and pending trademark applications owned by such Grantor in its own name on the date hereof, and (ii) all material Patent Licenses, Copyright Licenses, and Trademark Licenses. Except as set forth in Schedule 6, as of the date hereof such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all of the material Intellectual Property owned by such Grantor, and is otherwise entitled to use all such Intellectual Property, without limitation, subject only to Permitted Liens and to the terms of the licensing or franchise agreements referred to in paragraph (c) below.
          (a) Except for exceptions to the following that could not reasonably be expected to have a Material Adverse Effect, Intellectual Property owned by such Grantor is valid, subsisting, unexpired and enforceable, and has not been abandoned and neither the operation of such Grantor’s business as currently conducted nor the use of any Intellectual Property by such

Grantor in connection therewith conflicts with, infringes upon, misappropriates, dilutes, misuses or otherwise violates the intellectual property rights of any other Person.
          (b) Except for exceptions to the following that could not reasonably be expected to have a Material Adverse Effect: (i) no Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, and (ii) to such Grantor’s knowledge, as of the date hereof there are no other agreements, obligations, orders or judgments which affect the use of any Intellectual Property owned by such Grantor.
          (c) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity or enforceability of, or such Grantor’s rights in, any Intellectual Property owned by such Grantor in any respect that could reasonably be expected to have a Material Adverse Effect.
          (d) Except for exceptions to the following that could not reasonably be expected to have a Material Adverse Effect, no action or proceeding is pending, or threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any third party or (iii) alleging that any Intellectual Property owned by such Grantor is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party. Except for exceptions to the following that could not reasonably be expected to have a Material Adverse Effect, no Person is engaging in any activity that infringes upon the Intellectual Property owned by such Grantor or upon the rights of such Grantor therein. Except as set forth in Schedule 6 hereto, as of the date hereof, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any person with respect to any part of the material Intellectual Property owned by such Grantor. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the material Intellectual Property owned by such Grantor or used by such Grantor in the operation of its business.
          (e) With respect to each Copyright License, Trademark License and Patent License to which such Grantor is a party, except for exceptions to the following that could not reasonably be expected to have a Material Adverse Effect: (i) such license is valid and binding against such Grantor and in full force and effect, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law); (ii) such license will not cease to be valid and binding and in full force and effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (v) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such license; and (vi) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.
          (f) Except for exceptions to the following that could not reasonably be expected to have a Material Adverse Effect, such Grantor has performed all acts, has made all necessary filings and recordations, and has paid all required fees and taxes to adequately protect and maintain each and every item of Intellectual Property owned by such Grantor in full force and effect and to protect and maintain the registrations and applications for registration thereof.
          (g) Such Grantor has taken reasonable measures to protect the confidentiality of its Trade Secrets in accordance with industry standards to protect rights of like importance.
          (h) Except for exceptions to the following that could not reasonably be expected to have a Material Adverse Effect, such Grantor has taken all commercially reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of Intellectual Property owned by such Grantor and has taken all commercially reasonable steps necessary to ensure that all licensed users of any kind of Intellectual Property owned by such Grantor use such consistent standards of quality.
          4.11. Vehicles. As of the Closing Date, the aggregate book value of all Vehicles owned by all Grantors is less than $1,000,000.
          4.12. Letter of Credit Rights. As of the Closing Date, except as set forth on Schedule 7 no Grantor is a beneficiary or assignee under any letter of credit.
          4.13. Commercial Tort Claims. As of the Closing Date, no Grantor has any commercial tort claims individually or in the aggregate with a value in excess of $1,000,000.
SECTION 5. COVENANTS
          Each Grantor covenants and agrees with the Secured Parties that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (unless such Letter of Credit has been cash collateralized in a manner consistent with Section 2.8(j) or otherwise backed by another letter of credit having terms and conditions reasonably satisfactory to the applicable Issuing Bank) or any Loan or other amount (excluding Obligations in respect of any Specified Hedge Agreements and contingent reimbursement and indemnification obligations, in each case, which are not yet due and payable) is owing to any Lender, any Agent or any Arranger hereunder, each of Holdings and the Borrower shall and shall cause each of the Borrower’s Subsidiaries to:
          5.1. Covenants in Credit Agreement. Each Subsidiary Guarantor agrees to be bound by the covenants contained in the Credit Agreement that relate to such Subsidiary Guarantor and in furtherance thereof, shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, under such covenants that relate to such Subsidiary Guarantor so that no Default or Event of Default occurs.

          5.2. Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts. (a) If any of the Collateral with a fair market value in excess of $1,000,000 in the aggregate is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business and Pledged Notes issued in connection with the extension of trade credit by a Grantor in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be promptly delivered to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.
          (a) If any of the Collateral with a fair market value in excess of $1,000,000 in the aggregate is or shall become “Electronic Chattel Paper” such Grantor shall take all reasonable and necessary steps to establish the Administrative Agent’s “control” (within the meaning of Section 9-105 of the New York UCC) over such Electronic Chattel Paper.
          (b) If any of the Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.
          (c) Each Grantor (other than Holdings) shall maintain Securities Entitlements, Securities Accounts and Deposit Accounts (except Deposit Accounts constituting Agreed Unperfected Collateral or as otherwise permitted by Section 5.12) only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.
          (d) If any of the Collateral is or shall become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Administrative Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.
          (e) In addition to and not in lieu of the foregoing, if any Issuer of any Investment Related Property constituting Collateral is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Administrative Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Administrative Agent.

          5.3. Maintenance of Insurance.(a) Such Grantor will maintain, with financially sound and reputable insurance companies, insurance on all its property (including, without limitation, all Inventory, Equipment and Vehicles) as and to the extent required by Section 5.5 of the Credit Agreement; and furnish to the Administrative Agent with copies for each Secured Party, upon reasonable written request, information in reasonable scope and detail as to the insurance carried; provided that in any event, and without limiting the requirements of Section 5.5 of the Credit Agreement, such Grantor will maintain to the extent obtainable on commercially reasonable terms, (i) property and casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake and loss by fire, explosion and theft), covering the repair or replacement cost of all such property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), and (ii) public liability insurance. All such insurance with respect to such Grantor shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Administrative Agent may approve in writing. All insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 15 days after receipt by the Administrative Agent of written notice thereof, and (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause.
          (a) Such Grantor will deliver to the Administrative Agent on behalf of the Secured Parties, (i) on or before the date required under Section 4.3 or 5.14 of the Credit Agreement, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iii) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor of any coverage required to be maintained hereunder, and (iv) promptly after such information is available to such Grantor, information in reasonable scope and detail as to any claim for an amount in excess of $5,000,000 with respect to any property and casualty insurance policy maintained by such Grantor. Each Secured Party shall be named as additional insured on all such liability insurance policies of such Grantor and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.
          (b) The Borrower shall deliver to the Administrative Agent for further delivery to the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrower to the Administrative Agent of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.
          5.4. Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
          5.5. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement on the Collateral as a perfected security interest having at least the priority described in Section 4.3 until the Collateral is released from such security interest pursuant to the terms of Section 9.14 of the Credit Agreement or by operation of law and shall defend such security interest against the claims and demands of all Persons whomsoever.
          (a) Such Grantor will furnish to the Administrative Agent for further delivery to the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral of such Grantor as the Administrative Agent may reasonably request, all in reasonable detail.
          (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts (except Deposit Accounts constituting Agreed Unperfected Collateral or as otherwise permitted by Section 5.12) and any other relevant Collateral (other than Agreed Unperfected Collateral), taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement in form and substance reasonably satisfactory to the Administrative Agent.
          5.6. Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor will not (i) without limiting or expanding the prohibitions on mergers involving the Grantors contained in the Credit Agreement, change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or (ii) change its legal name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading except, in each case, unless such Grantor has provided 15 days’ prior written notice or such lesser amount of time as the Administrative Agent may reasonably agree, but in no event later than 30 days following the occurrence thereof, to the Administrative Agent and delivered to the Administrative Agent duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein.
          5.7. Notices. Such Grantor will advise the Administrative Agent for further delivery to the Lenders promptly, in reasonable detail, of:
          (a) (i) any commercial tort claims that it may acquire after the Closing Date with a value individually or in the aggregate in excess of $1,000,000, (ii) if it becomes the beneficiary or assignee under any letter of credit, (iii) if any of the Inventory or Equipment with a fair market value in excess of $1,000,000 is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or is otherwise in the possession of any bailee or warehouseman or (iv) if it becomes aware that Pledged Debt Securities and Pledged Notes in an aggregate amount in excess of the greater of (x) 10% of the amount of the Pledged Debt Securities and Pledged Notes and (y) $1,000,000 are in payment or bankruptcy default;
          (b) any Lien (other than any Permitted Lien) on any of the Collateral which would materially adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and
          (c) the occurrence of any event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
          5.8. Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer (other than any Excluded Assets), whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Capital Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same promptly to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
          (a) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any Issuer (except as expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction not prohibited by the Credit Agreement), (iii) create, incur or permit to exist any Lien in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and Permitted Liens, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein (in each case, to the extent constituting Collateral) (except as expressly permitted by the Credit Agreement) or (v) without the prior written consent of the Administrative Agent, cause or permit any Issuer of any Pledged Capital Stock consisting of partnership interests or limited liability company interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Capital Stock to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Capital Stock consisting of partnership interests or limited liability company interests takes any such action in violation of the foregoing in this clause (v), such Grantor shall promptly notify the Administrative Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Administrative Agent’s “control” thereof.
          (b) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Pledged Security to the Administrative Agent or its nominee following the occurrence and during the continuation of an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.
          5.9. Receivables. Other than in the ordinary course of business consistent with its past practice and so long as no Event of Default shall have occurred and be continuing, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that would adversely affect the value thereof.

          5.10. Intellectual Property. (a) With respect to each material Trademark owned by such Grantor, such Grantor (either itself or through licensees) will (i) continue to use such Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use consistent with Section 5.10(i) below, (ii) maintain the quality of products and services offered under such Trademark and take all commercially reasonable steps to ensure that all licensed users of such Trademark maintain such quality at a level at least substantially consistent with such quality as of the date hereof, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (iv) not (and not permit any licensee or sublicense thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way, other than acts taken in the ordinary course of such Grantor’s business, consistent with commercially reasonable practice.
          (a) Such Grantor will not (and will not permit any licensee or sublicensee thereof to) do any act, or omit to do any act, whereby any material Patent owned by such Grantor may become forfeited, abandoned or dedicated to the public.
          (b) Such Grantor will not (and will require all licensees and sublicensees thereof not to) do any act or knowingly omit to do any act whereby any material Copyrights may become invalidated or otherwise dedicated to the public. Such Grantor will not (and will require that all licensees and sublicensees thereof will not) do any act whereby any material Copyrights could reasonably be expected to fall into the public domain.
          (c) Except as set forth on Schedule 6 hereto or except, with respect to Intellectual Property used or registered outside of the United States of America, as could not be reasonably expected to have a Material Adverse Effect, such Grantor will not (and will require all licensees and sublicensees thereof not to) do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.
          (d) Except as set forth on Schedule 6 hereto or except, with respect to Intellectual Property used or registered outside of the United States of America, as could not be reasonably expected to have a Material Adverse Effect, such Grantor will use commercially reasonable efforts to use (and will use commercially reasonable efforts to require all licensees and sublicensees thereof to use) proper statutory notice in connection with the use of each material Patent, Trademark and Copyright owned by such Grantor.
          (e) Such Grantor will notify the Administrative Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property included in the Collateral could reasonably be expected to become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or, to the extent such could reasonably be expected to have a Material Adverse Effect, any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property included in the Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent in accordance with Section 5.2(b) of the Credit Agreement. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in any Copyright, Patent, Trademark or other Intellectual Property of such Grantor registered in the United States Patent and Trademark Office or the United States Copyright Office and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
          (g) Unless such Grantor can demonstrate to the Administrative Agent’s reasonable satisfaction that the economic benefit to such Grantor of not taking such reasonable and necessary steps exceeds the economic benefit to such Grantor of taking such reasonable and necessary steps, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property (other than Agreed Unperfected Collateral or except, with respect to Intellectual Property used or registered outside of the United States of America, as could not be reasonably expected to have a Material Adverse Effect) owned by such Grantor, including, without limitation, the payment of all required fees and taxes, the filing of applications for renewal or extension, affidavits of use and incontestability, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
          (h) Such Grantor (either itself or through licensees) will not, without the prior written consent of the Administrative Agent, discontinue use of or otherwise abandon any Intellectual Property owned by such Grantor, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.
          (i) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and institute proceedings with respect to such infringement, misappropriation or dilution, and/or seek injunctive relief where appropriate and/or recover damages for such infringement, misappropriation or dilution.
          (j) Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit B-1 in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the

Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.
          (k) Such Grantor agrees that, should it obtain an ownership interest in any item of intellectual property which is not now a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral. At such time as the Borrower provides the Administrative Agent with notice of any newly acquired, created or developed registered Intellectual Property owned by such Grantor pursuant to Section 5.2(b) of the Credit Agreement, such Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.
          5.11. Vehicles. At any time after the fair market value of all Vehicles owned by the Grantors exceeds $10,000,000 in the aggregate, the Borrower shall promptly so notify the Administrative Agent and, upon the request of the Administrative Agent, the Borrower shall promptly deliver to the Administrative Agent, with respect to each such Vehicle, all applications for certificates of title or ownership indicating the Administrative Agent’s first priority (subject to Permitted Liens) security interest in the Vehicle covered by such certificate and any other necessary documentation shall be filed in each office in each jurisdiction which the Administrative Agent shall reasonably deem advisable to perfect its security interests in the Vehicles.
          5.12. Cash and Bank Deposits. With respect to the Borrower and the Subsidiary Guarantors only, (a) except as provided in Sections 5.12(b) and (c), deposit all checks and other payment remittances received by it, and keep all of its cash (except store cash and cash deposits permitted by Sections 6.3(d) and (o) of the Credit Agreement and cash not exceeding $5,000,000 in the aggregate) and bank deposits (excluding payroll, tax withholding or trust accounts, established and maintained as such in the ordinary course of business), only in Deposit Accounts that are, at all times, subject to agreements which establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) over such deposit accounts (each such subject deposit account, a “Controlled Account”) or Deposit Accounts which are swept on at least a weekly basis into a Controlled Account;
     (b) Promptly deposit all cash and checks received from store sales to a Controlled Account or to a collection account which clears good funds on deposit (net of any minimum balance maintained in the ordinary course of business not to exceed $15,000,000 in the aggregate for all such collection accounts) to a Controlled Account when the store sales linked to such collection account exceed $5,000; and
     (c) Maintain its disbursement accounts (excluding payroll, tax withholding or trust account, established and maintained as such in the ordinary course of business), so that deposits therein are made only from Controlled Accounts and only as and when checks are presented for payment from such accounts.
SECTION 6. REMEDIAL PROVISIONS
          6.1. Certain Matters Relating to Receivables. (a) If an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. If an Event of Default has occurred and is continuing, upon the Administrative Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
          (a) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables; provided, however, that the Administrative Agent may curtail or terminate said authority at any time upon written notice to the applicable Grantor after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the control (within the meaning of Section 9-104 of the UCC) of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (b) If an Event of Default has occurred and is continuing, at the Administrative Agent’s reasonable request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
          6.2. Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time after an Event of Default has occurred and is continuing communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.
          (a) The Administrative Agent may at any time after an Event of Default has occurred and is continuing require any Grantor to notify the Account Debtor or counterparty on any Receivable of the security interest of the Administrative Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may

require any Grantor to notify the Account Debtor or counterparty to make all payments under the Receivables directly to the Administrative Agent.
          (b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          6.3. Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Capital Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other ownership rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
          (a) If an Event of Default shall occur and be continuing: (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Administrative Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, the Administrative Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations. In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein.

          (b) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.
          6.4. Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents and checks shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All such Proceeds of Collateral received by the Administrative Agent under this Section 6.4 shall be held by the Administrative Agent in a Collateral Account maintained under its control (as defined in Section 9-104 of the UCC). All such Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
          6.5. Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may, notwithstanding the provisions of Section 2.15 of the Credit Agreement, apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including attorneys fees payable under the Credit Agreement and amounts payable under Section 2 of this Agreement) payable to the Administrative Agent in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and, to the extent payable under clause First, attorneys fees) payable to the Lenders (including attorneys fees payable under the Credit Agreement and amounts payable under Section 2 of this Agreement), ratably among them in proportion to the amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and LC Disbursements, ratably among the holders of such

Obligations in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and LC Disbursements, the termination value under Specified Hedge Agreements with Qualified Counterparties and Cash Management Obligations and, to the extent required under Section 2.8(j) of the Credit Agreement, to cash collateralize the portion of the LC Disbursements comprised of the aggregate undrawn amount of Letters of Credit, ratably among the holders of such Obligations in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
     Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.
          6.6. Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses (other than the defense of payment), advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, it being understood that a Secured Party will be subject to the commercially reasonable requirements under the UCC with respect to any disposition of Collateral. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. Subject to any applicable landlord consents, the Administrative Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.
          (a) The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of the Administrative Agent of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. If the Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.
          (b) In the event of any Disposition of any of the Intellectual Property constituting Collateral, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Administrative Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such Disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.
          6.7. Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell all or substantially all of the Pledged Capital Stock or the Pledged Debt Securities pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary to have the Pledged Capital Stock or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary to register the Pledged Capital Stock or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Capital Stock or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
          (a) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Capital Stock or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Capital Stock or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
          (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Capital Stock or the Pledged Debt Securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that (to the maximum extent permitted by applicable law) each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert (to the maximum extent permitted by applicable law) any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.
          6.8. Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.
SECTION 7. THE ADMINISTRATIVE AGENT
          7.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
          (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
          (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
          Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that, except as provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless and Event of Default has occurred and is continuing or time is of the essence, the Administrative Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to immediately comply therewith.
          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
          (d) All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
          7.2. Duty of Administrative Agent.The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same

Manner as the Administrative Agent deals with similar property for its own account (which shall in no event be less than commercially reasonable custody, safekeeping and physical preservation). Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly from their own gross negligence or willful misconduct.
          7.3. Execution of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, the Administrative Agent is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Administrative Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
          7.4. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
          7.5. Appointment of Co-Collateral Agents. At any time or from time to time, in order to comply with any Requirement of Law, the Administrative Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).
SECTION 8. MISCELLANEOUS
          8.1.Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2 of the Credit Agreement.
          8.2. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
          8.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          8.4. Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse each Lender for all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent to the extent the Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement.
          (a) Each Grantor agrees to pay, and to save each Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, except to the extent such liabilities are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Secured Party.
          (b) Each Grantor agrees to pay, and to save the Lenders, the Agents and Issuing Banks harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement.
          (c) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
          (d) Each Grantor agrees that the provisions of Section 2.20 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Lender, Agent and each Issuing Bank shall be entitled to rely on each of them as if they were fully set forth herein.
          8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
          8.6. Set-Off. Each Grantor hereby irrevocably authorizes each Lender and their respective affiliates at any time and from time to time, while an Event of Default pursuant to Section 7(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) (excluding payroll, tax withholding and trust account maintained in the ordinary course of business) in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Grantor to such Lender hereunder and claims of every nature and description of such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Lender may elect, whether or not any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Lender shall notify such Grantor promptly of any such set-off and the application made by such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.
          8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy and other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          8.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
          8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          8.12. Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives, to the fullest extent it may legally and effectively agree to do so, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected in the manner provided for notices in Section 8.2;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     8.13. Acknowledgments. Each Grantor hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
          8.14. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
          8.15. Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder (including all guarantee obligations) shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          (a) If any of the Collateral shall be Disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent shall promptly take such actions as are set forth in Section 9.14 of the Credit Agreement.
          (b) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed by or on behalf of the Administrative Agent in connection herewith without the prior written consent of the Administrative Agent subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.

          8.16. WAIVER OF JURY TRIAL. EACH GRANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
(signature pages follow)

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

GNC CORPORATION
By:	/s/ Mark L. Weintrub
	Name:	Mark L. Weintrub
	Title:	Senior Vice President, Chief Legal Officer and Secretary

GENERAL NUTRITION CENTERS, INC.
GENERAL NUTRITION INCORPORATED
GENERAL NUTRITION CORPORATION
NUTRA MANUFACTURING, INC.
GENERAL NUTRITION INTERNATIONAL, INC.
GENERAL NUTRITION INVESTMENT COMPANY
GENERAL NUTRITION SYSTEMS, INC.
GENERAL NUTRITION DISTRIBUTION COMPANY
GNC CANADA LIMITED
GNC (CANADA) HOLDING COMPANY
INFORMED NUTRITION, INC.
GENERAL NUTRITION GOVERNMENT SERVICES, INC.
GN INVESTMENT, INC.
GNC FRANCHISING, LLC
GNC US DELAWARE, INC.
GNC CARD SERVICES, INC.
GNC FUNDING, INC.
NUTRA SALES CORPORATION

By:	/s/ Mark L. Weintrub
	Name:	Mark L. Weintrub
	Title:	Senior Vice President, Chief Legal Officer and Secretary
for each of the above named Loan Parties

GENERAL NUTRITION DISTRIBUTION, L.P. By: General Nutrition Incorporated, its general partner
By:	/s/ Mark L. Weintrub
	Name:	Mark L. Weintrub
	Title:	Senior Vice President, Chief Legal Officer and Secretary

GENERAL NUTRITION COMPANIES, INC.
By:	/s/ Mark L. Weintrub
	Name:	Mark L. Weintrub
	Title:	Senior Vice President, Chief Legal Officer and Secretary

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Teri Streusand
	Name:	Teri Streusand
	Title:	Vice President

Exhibit A to
Guarantee and Collateral Agreement
FORM OF ACKNOWLEDGMENT AND CONSENT
     Each of the undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of March 16, 2007 (the “Agreement”), made by the Grantors parties thereto for the benefit of JPMorgan Chase Bank, N.A., as administrative agent; capitalized terms used but not defined herein have the meanings given such terms therein. Each of the undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:
     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
     2. The undersigned confirms the statements made in the Agreement with respect to the undersigned including, without limitation, in Section 4.7 and Schedule 2.
     3. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.
     4. The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.
     5. [This Acknowledgement may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.]

[NAME OF ISSUERS]

By

Name:
Title:

Address for Notices:

Fax:

A-1

Exhibit B-1 to
Guarantee and Collateral Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
     This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of March 16, 2007 (as amended, supplemented, replaced or otherwise modified from time to time, the “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
     WHEREAS, GNC Corporation, a Delaware corporation, and General Nutrition Centers, Inc., a Delaware corporation, have entered into a Credit Agreement, dated as of March 16, 2007 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), with the banks and other financial institutions and entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc. and Goldman Sachs Credit Partners L.P., as joint lead arrangers and joint book runners and Goldman Sachs Credit Partners L.P. as syndication agent. Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.
     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of March 16, 2007, in favor of the Administrative Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”).
     WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have assigned and transferred to the Administrative Agent, and granted to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Grantor’s right, title, and interest in and to certain Property, including, without limitation, certain Intellectual Property of the Grantors, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement with respect to certain of its Intellectual Property in order to record the security interests granted therein with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authorities.
     NOW, THEREFORE, in consideration of the premises and to induce the Arrangers (as defined in the Guarantee and Collateral Agreement), the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Grantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
     SECTION 1. Grant of Security. Each Grantor hereby assigns and transfers to the Administrative Agent, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and

B-1-1

complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
     (a) (i) all United States, state and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);
     (b) (i) all United States and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, and all certificates of invention or similar property rights (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (v) all reissues, divisions, reexaminations, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);
     (c) (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations, copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (“Copyrights”);
     (d) (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, formulae, parts, diagrams, drawings, specifications, blue prints, lists of materials, and production manuals, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (iv) all other

B-1-4

rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”); and
     (e) (i) all Trademark Licenses (as defined in the Guarantee and Collateral Agreement), Trade Secret Licenses (as defined in the Guaranty and Collateral Agreement), Patent Licenses (as defined in the Guaranty and Collateral Agreement), and Copyright Licenses (as defined in the Guaranty and Collateral Agreement), in each case, to the extent Grantor is not the granting party, including, without limitation, any of the foregoing identified in Schedule 1, and (ii) all rights to sue at law or in equity for any past, present and future infringement or impairment thereof, including the right to receive all proceeds and damages therefrom.
     SECTION 2. Excluded Assets. Notwithstanding anything to the contrary in this Intellectual Property Security Agreement, (i) none of the Excluded Assets (as defined in the Guarantee and Collateral Agreement) shall constitute Intellectual Property Collateral and (ii) there shall be no requirement on any Grantor to grant or maintain a perfected security interest in, or Lien on, any Agreed Unperfected Collateral.
     SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this Intellectual Property Security Agreement.
     SECTION 4. Execution in Counterparts. This Intellectual Property Security Agreement may be executed in any number of counterparts (including by telecopy or other electronic transmission), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     SECTION 5. Governing Law. This Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
     SECTION 6. Conflict Provision. This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement shall govern.

B-1-4

     IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

B-1-4

State of

County of	, 2007
     Then personally appeared the above named                     , as                      of [COMPANY], and acknowledged the foregoing instrument to be her free act and deed as                      of [COMPANY], before me,

Notary Public
My commission expires:

B-1-4

Schedule 1
COPYRIGHTS
PATENTS
TRADEMARKS
INTELLECTUAL PROPERTY LICENSES

Exhibit B-2 to
Guarantee and Collateral Agreement
FORM OF AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT
(FIRST SUPPLEMENTAL FILING)
     This INTELLECTUAL PROPERTY SECURITY AGREEMENT (FIRST SUPPLEMENTAL FILING), dated as of ___, 200___(as amended, supplemented, replaced or otherwise modified from time to time, the “First Supplemental Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
     WHEREAS, GNC Corporation, a Delaware corporation, and General Nutrition Centers, Inc., a Delaware corporation, have entered into a Credit Agreement, dated as of March 16, 2007 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), with the banks and other financial institutions and entities from time to time party thereto, J.P. Morgan Securities Inc., as advisor, lead arranger and book manager and JPMorgan Chase Bank, N.A., as administrative agent. Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.
     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of March 16, 2007, in favor of the Administrative Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”).
     WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have assigned and transferred to the Administrative Agent, and granted to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Grantors’ right, title and interest in and to certain Property, including, without limitation, certain Intellectual Property, including but not limited to After-Acquired Intellectual Property of the Grantors, and have agreed as a condition thereof to execute this First Supplemental Intellectual Property Security Agreement with respect to certain of its After-Acquired Intellectual Property in order to record the security interests granted therein with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authorities.
     WHEREAS, the Intellectual Property Security Agreement was recorded against certain United States Intellectual Property at [INSERT REEL/FRAME NUMBER] [IF SECOND OR LATER SUPPLEMENTAL, ADD PRIOR REEL/FRAME NUMBERS].
     NOW, THEREFORE, in consideration of the premises and to induce the Arrangers (as defined in the Guarantee and Collateral Agreement), the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their

B-2-1

respective extensions of credit to the Borrower thereunder, the Grantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
     SECTION 1. Grant of Security. Each Grantor hereby assigns and transfers to the Administrative Agent, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
     (a) (i) all United States, state and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);
     (b) (i) all United States and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, and all certificates of invention or similar property rights (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (v) all reissues, divisions, reexaminations, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);
     (c) (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations, copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (“Copyrights”);

B-2-2

     (d) (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, formulae, parts, diagrams, drawings, specifications, blue prints, lists of materials, and production manuals, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”); and
     (e) (i) all Trademark Licenses (as defined in the Guaranty and Collateral Agreement), Trade Secret Licenses (as defined in the Guaranty and Collateral Agreement), Patent Licenses (as defined in the Guaranty and Collateral Agreement) and Copyright Licenses (as defined in the Guaranty and Collateral Agreement), in each case, to the extent Grantor is not the granting party, including, without limitation, any of the foregoing identified in Schedule 1, and (ii) all rights to sue at law or in equity for any past, present and future infringement or impairment thereof, including the right to receive all proceeds and damages therefrom.
     SECTION 2. Excluded Assets. Notwithstanding anything to the contrary in this First Supplemental Intellectual Property Security Agreement, (i) none of the Excluded Assets (as defined in the Guarantee and collateral Agreement) shall constitute Intellectual Property, and (ii) there shall be no requirement on any Grantor to grant or maintain a perfected security interest in, or Lien on, any Agreed Unperfected Collateral.
     SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this First Supplemental Intellectual Property Security Agreement.
     SECTION 4. Execution in Counterparts. This First Supplemental Intellectual Property Security Agreement may be executed in any number of counterparts (including by telecopy or other electronic transmission), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     SECTION 5. Governing Law. This First Supplemental Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
     SECTION 6. Conflict Provision. This First Supplemental Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this First Supplemental Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement shall govern.

B-2-3

     IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

B-2-4

State of

County of	, 2007
     Then personally appeared the above named                      as                      of [COMPANY], and acknowledged the foregoing instrument to be her free act and deed as                      of [COMPANY], before me,

Notary Public
My commission expires:

B-2-5

Schedule 1
COPYRIGHTS
PATENTS
TRADEMARKS
INTELLECTUAL PROPERTY LICENSES

B-2-6

Exhibit C to
Guarantee and Collateral Agreement
FORM OF INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Note Number: 1	Dated: March 16, 2007
     FOR VALUE RECEIVED, Holdings, the Borrower and each of its Subsidiaries (collectively, the “Group Members” and each, a “Group Member”) which is a party to this intercompany subordinated demand promissory note (the “Promissory Note”) promises to pay to the order of such other Group Member as makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee. The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement, dated as of March 16, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Nutrition Centers, Inc. (the “Borrower”), each bank and other financial institution or entity from time to time party thereto, J.P. Morgan Securities Inc. and Goldman Sachs Credit Partners L.P., as joint lead arrangers and joint book runners, Goldman Sachs Credit Partners L.P., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity and including its successors and assigns, the “Administrative Agent”).
     The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the relevant Payor and Payee or, at the Administrative Agent’s option following the occurrence and during the continuation of an Event of Default, at the rate per annum then applicable to ABR Loans under the Revolving Credit Facility or, following expiration or termination of the Revolving Credit Commitments, the rate applicable to ABR Loans thereunder immediately prior to such expiration or termination, in each case, plus 2.0% per annum. Interest shall be due and payable on the last day of each month commencing after the date hereof or at such other times as may be agreed upon in writing from time to time by the relevant Payor and Payee. Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in lawful money of the United States of America and in immediately available funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.
     Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This Promissory Note has been pledged by each Payee (other than any Excluded Subsidiaries) to the Administrative Agent, for the benefit of the Secured Parties, as security for such Payee’s Obligations, if any, under the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents to which such Payee is a party. Each Payor acknowledges and agrees that the Administrative Agent and the other Secured Parties may exercise all the rights of the Payees under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.
     Each Payee agrees that any and all claims of such Payee against any Payor that is a Loan Party or any endorser of this Promissory Note which is a Loan Party, or against any of their respective properties, shall be subordinate and subject in right of payment to the Obligations until all of the Obligations have been paid in full in immediately available funds, of all of the Obligations (excluding Obligations in respect of any Specified Hedge Agreements and contingent reimbursement and indemnification obligations, in each case, that are not due and payable at or prior to the time the Commitments have expired or have been terminated, the Loans and Reimbursement Obligations have been paid in full and all Letters of Credit have been discharged or cash collateralized (in a manner consistent with Section 2.8(j)) or backed (in a manner reasonably satisfactory to the relevant Issuing Bank) with other letters of credit (“Paid in Full”); provided, that each Payor may make payments to the applicable Payee so long as no Default or Event of Default shall have occurred and be continuing; and provided, further, that all loans and advances made by a Payee pursuant to this Promissory Note shall be received by the applicable Payor subject to the provisions of the Credit Agreement including, without limitation, the provisions thereof relating to mandatory prepayment. Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, all Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor that is a Loan Party (whether constituting part of the security or collateral given to the Administrative Agent or any Secured Party to secure payment of all or any part of the Obligations or otherwise) shall be and hereby are subordinated to the rights of the Administrative Agent or any Secured Party in such assets until the Obligations have been Paid in Full. Except as expressly permitted by the Credit Agreement and the other Loan Documents, the Payees shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been Paid in Full.
     If all or any part of the assets of any Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Payor is dissolved or if (except as expressly permitted by the Credit Agreement) all or substantially all of the assets of any Payor are sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of such Payor to any Payee that is a Loan Party (but excluding any Excluded Assets) (“Payor Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application in accordance with the Credit Agreement and the other Loan Documents to any of the Obligations, due or to become due, until the date on which the Obligations shall have been Paid in Full. Each Payee that is a Loan Party irrevocably authorizes, empowers and appoints the Administrative Agent as such Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in the Administrative Agent’s own name or in the name of such Payee or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this Promissory Note. Each Payee that is a Loan Party also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness requested by the Administrative Agent. After the occurrence and during the continuance of an Event of Default the Administrative Agent may vote such proofs of claim in any such proceeding (and the applicable Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Except as otherwise expressly permitted under the Credit Agreement, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Payee that is a Loan Party upon or with respect to Payor Indebtedness owing to such Payee prior to such time as the Obligations have been Paid in Full, such Payee shall receive and hold the same in trust, as trustee, for the benefit of the Administrative Agent and the Secured Parties, and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of such Payee where necessary or advisable in the Administrative Agent’s judgment), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be segregated from the other assets of such Payee and held in trust by such Payee as the property of the Administrative Agent, for the benefit of the Secured Parties. If such Payee fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same. Each Payee agrees that until the Obligations have been Paid in Full, such Payee will not (i) assign or transfer, or agree to assign or transfer, to any Person that is not a Loan Party (other than in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement or otherwise) any claim such Payee has or may have against any Payor, (ii) discount or extend the time for payment of any Payor Indebtedness, or (iii) otherwise amend, modify, supplement, waive or fail to enforce any provision of this Promissory Note.
     Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any such promissory note or other instrument, this Promissory Note (i) replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on or before the date hereof by any Group Member to any other Group Member, and (ii) shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member.
     THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     From time to time after the date hereof, additional Subsidiaries of the Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional Subsidiary, an “Additional Payor”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder. This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.
     This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by telecopy or other electronic transmission), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
[Signature page follows]

     IN WITNESS WHEREOF, each Payor and Payee has caused this Intercompany Subordinated Demand Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

GNC CORPORATION
By:
Name:
Title:

GENERAL NUTRITION CENTERS, INC.
GENERAL NUTRITION INCORPORATED
GENERAL NUTRITION CORPORATION
NUTRA MANUFACTURING, INC.
GENERAL NUTRITION INTERNATIONAL, INC.
GENERAL NUTRITION INVESTMENT COMPANY
GENERAL NUTRITION SYSTEMS, INC.
GENERAL NUTRITION DISTRIBUTION COMPANY
GNC CANADA LIMITED
GNC (CANADA) HOLDING COMPANY
INFORMED NUTRITION, INC.
GENERAL NUTRITION GOVERNMENT SERVICES, INC.
GN INVESTMENT, INC.
GNC FRANCHISING, LLC
GNC US DELAWARE, INC.
GNC PUERTO RICO, INC.
GNC CARD SERVICES, INC.
GENERAL NUTRITION PTY LIMITED
GENERAL NUTRITION CENTRES COMPANY
GNC FRANCHISING CANADA, LTD.
GNC FUNDING, INC.
NUTRA SALES CORPORATION

By:
Name:

Title:	for each of the above named Loan Parties

GENERAL NUTRITION DISTRIBUTION, L.P. By: General Nutrition Incorporated, its general partner
By:
Name:
Title:

GENERAL NUTRITION COMPANIES, INC.
By:
Name:
Title:

SCHEDULE A
TRANSACTIONS
ON
INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Outstanding
Principal
				Amount of	Balance
			Amount of	Principal	from Payor
	Name of	Name of	Advance	Paid This	to Payee	Notation Made
Date	Payor	Payee	This Date	Date	This Date	By

ENDORSEMENT
     FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to                                          all of its right, title and interest in and to the Intercompany Subordinated Demand Promissory Note, dated March 16, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Promissory Note”), made by GNC Corporation (“Holdings”)and General Nutrition Centers, Inc. (the “Borrower”), and each other Subsidiary of the Borrower or any other Person that becomes a party thereto, and payable to the undersigned. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.
     The initial undersigned shall be the Group Members (as defined in the Promissory Note) that are Loan Parties on the date of the Promissory Note. From time to time after the date thereof, additional Subsidiaries of the Group Members that are, or, immediately after the execution and delivery hereof, will become, Loan Parties shall become parties to the Promissory Note (each, an “Additional Payee”) and, if such Subsidiary is or becomes a Loan Party, a signatory to this endorsement by executing a counterpart signature page to the Promissory Note and to this endorsement. Upon delivery of such counterpart signature page to the Payors, notice of which is hereby waived by the other Payees, each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof. Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder. This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Promissory Note or hereunder.
     Dated:
[Signature page follows]

GNC CORPORATION
By:
Name:
Title:

GENERAL NUTRITION CENTERS, INC.
GENERAL NUTRITION INCORPORATED
GENERAL NUTRITION CORPORATION
NUTRA MANUFACTURING, INC.
GENERAL NUTRITION INTERNATIONAL, INC.
GENERAL NUTRITION INVESTMENT COMPANY
GENERAL NUTRITION SYSTEMS, INC.
GENERAL NUTRITION DISTRIBUTION COMPANY
GNC CANADA LIMITED
GNC (CANADA) HOLDING COMPANY
INFORMED NUTRITION, INC.
GENERAL NUTRITION GOVERNMENT SERVICES, INC.
GN INVESTMENT, INC.
GNC FRANCHISING, LLC
GNC US DELAWARE, INC.
GNC CARD SERVICES, INC.
GNC FUNDING, INC.
NUTRA SALES CORPORATION

By:
Name:
Title:
for each of the above named Loan Parties

GENERAL NUTRITION DISTRIBUTION, L.P.
By:	General Nutrition Incorporated, its general partner

By:
Name:
Title:

GENERAL NUTRITION COMPANIES, INC.
By:
Name:
Title:

Annex 1 to
Guarantee and Collateral Agreement
      ASSUMPTION AGREEMENT, dated as of [                      ]made by                       , a                       (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for (i) the banks and other financial institutions and entities (the “Lenders”) parties to the Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the Guarantee and Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H:
     WHEREAS, GNC Corporation (“Holdings”), General Nutrition Centers, Inc (the “Borrower”), the Lenders, J.P. Morgan Securities Inc. and Goldman Sachs Credit Partners L.P., as joint lead arrangers and joint book runners, Goldman Sachs Credit Partners L.P., as syndication agent, and JPMorgan Chase Bank, N.A., as Administrative Agent, have entered into a Credit Agreement, dated as of March 16, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
      WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of March 16, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;
      WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
     WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
     NOW, THEREFORE, IT IS AGREED:
      1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules [                      1] to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects

[1]	Refer to each Schedule which needs to be supplemented.

on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s or Holdings’ knowledge shall, for the purposes of Section 4.1 of the Guarantee and Collateral Agreement, be deemed to be a reference to such Guarantor’s knowledge).
     The Additional Grantor hereby confirms the grant of a security interest set forth in Section 3 of the Guarantee and Collateral Agreement.
     2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name:
Title: